Exhibit 3.71

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “FIRM II, LLC” IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE FOURTEENTH DAY OF FEBRUARY, A. D. 2011.

AND I DO HEREBY FURTHER CERTIFY THAT THE SAID “FIRM II, LLC” WAS FORMED ON THE THIRTEENTH DAY OF OCTOBER, A. D. 2010.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE NOT BEEN ASSESSED TO DATE.

/s/ Jeffrey W. Bullock
4884182 8300 110155343 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8559650 DATE: 02-14-11

State of De1aware Secretary of State Division of Corporations Delivered 06:23 PM 01/25/2011 F1LED 06:23 PM 01/25/2011 SRV 110079419 - 4884182 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of Limited Liability Company: Without Compromise LLC

2.	The Certificate of Formation of the limited liability company is hereby amended as follows:
First: The name of the limited liability company is FIRM II, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 25th day of January , A.D. 2011.

By:	/s/ Debra H. Burgess
Authorized Person(s)

Name:	Debra H. Burgess
Print or Type

Delaware	PAGE 1

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “WITHOUT COMPROMISE LLC”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF OCTOBER, A.D. 2010, AT 1:51 O’CLOCK P.M.

/s/ Jeffrey W. Bullock
4884182 8100 100991630 You may verify this certificate online at corp.delaware.gov/authver.shtml	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8286356 DATE: 10-13-10

State of Delaware Secretary of State Division of Corporations Delivered 01:53 PM 10/13/2010 FILED 01:51 PM 10/13/2010 SRV 100991630 - 4884182 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

First: The name of the limited liability company is Without Compromise LLC

Second: The address of its registered office in the State of Delaware is

Corporation Trust Center, 1209 Orange Street in the City of Wilmington.

Zip code: 19801. The name of its Registered agent at such address is

The Corporation Trust Company

Third: (Use this paragraph only if the company is to have a specific effective date of dissolution; “The latest date on which the limited liability company is to dissolve is                             .”)

Fourth: (Insert any other matters the members determine to include herein.)

In Witness Whereof, the undersigned have executed this Certificate of Formation this 13th day of October , 2010.

By:	/s/ Debra Burgess
Authorized Person (s)

Name:	Debra Burgess